UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2014 (November 21, 2014)

Date of Report (Date of earliest event reported)

SAFETY QUICK LIGHTING & FANS CORP.

(Exact name of registrant as specified in its charter)

FLORIDA	333-197821	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Buckhead Plaza 3060 Peachtree Road, Suite 390 Atlanta, GA	30305
(Address of principal executive offices)	(Zip Code)

(770) 754 - 4711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, Safety Quick Lighting & Fans Corp.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 21, 2014, by mutual agreement of James R. Hills and the Company, that certain Amended and Restated Employment Agreement, dated March 26, 2014, was terminated without cause or reason and Mr. Hills withdrew from his position as the Company’s Chief Executive Officer. The Company and Mr. Hills entered into an Agreement and Mutual Release and Waiver dated November 21, 2014 (the “Hills Agreement”) providing for, among other things, the mutual extinguishment of any obligations and the release of any claims existing as of the date of the Hills Agreement. Subject to other customary terms and conditions of such agreements, the Hills Agreement provides that Mr. Hills shall receive (i) all accrued salary, incentive compensation, benefits and reimbursements due to him as of the effective date of the Hills Agreement; (ii) the right to retain the 500,000 shares of common stock of the Company previously granted to him and the 250,000 shares of common stock of the Company scheduled to vest on December 31, 2014; and (iii) one half of one percent (0.50%) of gross revenue generated solely from orders placed by Home Depot for a period of thirty-six (36) months.

The foregoing summary of the Hills Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Hills Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

On November 21, 2014, the Company’s Board of Directors approved the hiring of John P. Campi as the Company’s Chief Executive Officer as of November 21, 2014. Mr. Campi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and the Company has not entered into or adopted a material compensatory plan to which its principal executive officers participate or are a party.

The business experience of Mr. Campi is set forth below:

John P. Campi - Since November 2014, Mr. Campi has served as the Company’s Chief Executive Officer. Mr. John P. Campi founded Genesis Management, LLC in 2009, and continues to serve as its Managing Partner. Mr. Campi has extensive experience in the field of cost management, is recognized as a Founder of the strategic cost-management discipline known as Activity-Based Cost Management, and is generally recognized as a national leader in the field of supply chain management. From December 2007 to December 2008, Mr. Campi served as the Chief Procurement Officer and an Executive Vice President for Chrysler LLC, where he was responsible for all worldwide purchasing and supplier quality activities. From September 2003 to January 2007, Mr. Campi served as the Senior Vice President of Sourcing and Vendor Management for The Home Depot, where he led the drive for standardization and optimization of The Home Depot Global Supply Chain. From April 2002 to September 2003, Mr. Campi served as the Chief Procurement Officer and Vice President for Du Pont Global Sourcing and Logistics. Prior to 2002, Mr. Campi led the Global Sourcing activities for GE Power Energy, and held a variety of positions with Federal Mogul, Parker Hannifin Corporation and Price Waterhouse Coopers. Mr. Campi also serves as a Trustee of Case Western Reserve University, has served as a Member of the Advisory Board of Directors for three startup companies, and has served as a Member of the Financial Executives Institute and the Institute of Management Accountants. Mr. Campi received his MBA from Case Western Reserve University. Our Board of Directors believes Mr. Campi’s qualifications to serve as our Chief Executive Officer include his extensive executive and advisory experience with established and startup companies, his expertise in cost-management, and his qualifications in the field of supply chain management.

On November 21, 2014, the Company entered into an Executive Employment Agreement (the “CEO Agreement”) with Mr. Campi to serve as its Chief Executive Officer. The CEO Agreement provides that Mr. Campi will serve for an initial term ending December 31, 2015 (the “Initial Term”), which may be renewed by the mutual agreement of Mr. Campi and the Company within 30 days prior to the expiration of the Initial Term.

Subject to other customary terms and conditions of such agreements, the CEO Agreement provides that Mr. Campi will receive a base salary of $102,000 per year, which may be adjusted each year at the discretion of the Company’s Board of Directors. As further consideration, the CEO Agreement includes a sign-on bonus of 750,000 shares of the Company’s common stock, with 250,000 shares vesting after the first six months of employment and the remaining 500,000 shares vesting at the end of the Initial Term. The CEO Agreement also includes incentive compensation equal to (i) one half of one percent (0.5%) of the first $20,000,000 of the Company’s annual gross revenue plus one quarter of one percent (0.25%) of the Company’s annual gross revenue above $20,000,000; (ii) three percent (3%) of the Company’s annual net income; and (iii) five (5) year options to purchase shares of the Company’s common stock equal to one half of one percent (0.5%) of the Company’s quarterly net income, with a strike price to be determined at the time such options are granted.

Pursuant to the CEO Agreement, if terminated without cause during the Initial Term, Mr. Campi will be entitled to receive six months unpaid salary and incentive compensation equal to a total of 500,000 shares of the Company’s common stock, vested upon termination, and any other incentive compensation then due, paid pro rata. If terminated without cause after the Initial Term, Mr. Campi will be entitled to receive half of his then applicable annual base salary. Under the CEO Agreement, termination for cause includes (i) acts of fraud, embezzlement, theft or neglect of or refusal to perform the duties of our Chief Executive Officer, provided that such refusal or neglect is materially injurious to our financial condition or our reputation; (ii) a material violation of the CEO Agreement left uncured for more than 30 days; or (iii) Mr. Campi’s death, disability or incapacity.

The foregoing summary of the CEO Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CEO Agreement, which is filed as Exhibit 10.2 hereto, and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement and Mutual Release and Waiver, dated November 21, 2014, between the Company and James R. Hills.
10.2	Executive Employment Agreement, dated November 21, 2014, between the Company and John P. Campi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY QUICK LIGHTING & FANS CORP.

Date:	November 26, 2014	By:	/s/ Rani Kohen
Rani Kohen
Chairman of the Board of Directors